Exhibit 99.1
FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT
SACRAMENTO, CALIFORNIA

)
)
In the Matter of:	)
	)	CONSENT ORDER
PACIFIC CITY BANK	)
LOS ANGELES, CALIFORNIA	)	FDIC-19-0025b
)
(INSURED STATE NONMEMBER BANK))
)
)

The Federal Deposit Insurance Corporation (“FDIC”) is the appropriate Federal banking agency for Pacific City Bank, Los Angeles, California (“Bank”) under Section 3(q) of the Federal Deposit Insurance Act (“FDI Act”), 12 U.S.C. § 1813(q)(2). The California Department of Business Oversight (“CDBO”) is the appropriate State banking agency for the Bank under Division 1 of the California Financial Code (“CFC”).
The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a Stipulation to the Issuance of a Consent Order (“Stipulation”), dated April 25, 2019, that is accepted by the FDIC and the CDBO. With the Stipulation, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices relating to the Bank’s Bank Secrecy Act (“BSA”) and Anti-Money Laundering (“AML”) (together, “BSA/AML”) programs, to the issuance of this Consent Order (“Order”) by the FDIC and the CDBO pursuant to Section 8(b)(1) of the FDI Act, and Section 580 of the CFC.

Having determined that the requirements for issuance of an order under Section 8(b) of the FDI Act, 12 U.S.C. § 1818(b), and the CFC, have been satisfied, the FDIC and the CDBO hereby order that:

1.	Within 120 days of the effective date of this Order, the Bank shall comply in all material respects with the BSA and its rules and regulations.

2.
Within 120 days of the effective date of this Order, the Bank shall correct all violations of law, as more fully set forth in the Joint Report of Examination (“ROE”) dated August 6, 2018. In addition, the Bank shall take all necessary steps to ensure future compliance with all applicable laws and regulations.

3.     (a)     During the life of this Order, the Bank’s Board shall increase its oversight of the Bank’s compliance with the BSA and Parts 326 and 353 of the FDIC’s Rules and Regulations. The Bank’s Board shall take all necessary steps to ensure that it receives clear and comprehensive reports at least monthly from the Bank’s qualified BSA officer appointed pursuant to Paragraph 4 of this Order regarding the Bank’s compliance with the BSA and Parts 326 and 353.
(b)     Following the effective date of this Order, the Bank’s Board shall monitor and confirm the completion of actions taken by management to comply with the terms of this Order. The Bank’s Board shall certify in writing to the Regional Director of the FDIC’s San Francisco Regional Office (“Regional Director”) and the Commissioner of the CDBO (“Commissioner”) when all actions to comply with the terms of this Order have been accomplished. All actions taken by the Bank’s Board pursuant to this Order shall be duly noted in the minutes of its meetings.
4.     During the life of this Order, the Bank shall notify the Regional Director and the

Commissioner in writing prior to appointing any new BSA/AML and Office of Foreign Assets Control (“OFAC”) Compliance Officer, or materially changing the responsibilities of the BSA/AML and OFAC Compliance Officer. Such proposed appointment, employment, or change in responsibilities shall not become effective unless and until a written notice of non- objection has been received from the Regional Director and the Commissioner. The Board shall ensure that the Bank’s BSA/AML compliance program is managed by a qualified officer who:
(a)    Has sufficient experience, executive authority and independence to monitor and ensure compliance with the BSA, including the ability to develop and implement BSA/AML policies and procedures;
(b)    Has sufficient resources (monetary, physical, and personnel) to administer an effective BSA/AML compliance program based on the Bank’s risk profile; and
(c)    Shall be responsible for assuring the proper and timely filing of Suspicious Activity Reports (“SARs”), Currency Transaction Reports (“CTRs”), Reports of International Transportation of Currency or Monetary Instruments (“CMIRs”), Reports of Foreign Bank and Financial Accounts (“FBARs”) and any other reports required by the BSA or its implementing laws or regulations.
5.    Within 90 days from the effective date of this Order, the Bank shall review and enhance its BSA/AML risk assessment (“RA”) of the Bank’s operations, as detailed in the ROE, and shall establish appropriate written policies, procedures, and processes regarding RAs. The RA shall address all pertinent risk factors that affect the overall BSA/AML and OFAC risk profiles of the Bank, and shall ensure that risk ratings are appropriate and well-supported through qualitative and quantitative data.

6.     Within 120 days of the effective date of this Order, the Bank shall develop or revise, adopt, and implement a written compliance program, as required by the applicable provisions of Section 326.8 of the FDIC’s Rules and Regulations, 12 C.F.R. § 326.8, designed to, among other things, ensure and maintain compliance by the Bank with the BSA and the rules and regulations issued pursuant thereto, and address the BSA/AML and OFAC related deficiencies as set forth in the ROE dated August 6, 2018. The program shall ensure that clear and comprehensive BSA/AML compliance reports are provided to the Board on a monthly basis. Such program and its implementation shall be in a manner acceptable to the Regional Director and the Commissioner as determined at subsequent examinations and/or visitations of the Bank. At a minimum, the program shall:
(a)    Provide for an effective system of internal controls designed to ensure full compliance with the BSA taking into consideration the Bank’s size and risk profile, as determined by the RA required by Paragraph 5 of this Order. At a minimum, the BSA Internal Controls shall include policies, procedures, and processes addressing the following areas:
(i)Customer Due Diligence: The Bank shall review and enhance its customer due diligence (“CDD”) policies, procedures and processes for new and existing customers to operate in conjunction with its Customer Identification Program (“CIP”), and to enable the Bank to monitor the types of transactions in which a customer is likely to engage.
(ii)Enhanced Due Diligence: The Bank shall review, enhance and implement its enhanced due diligence (“EDD”) policies, procedures and processes to conduct EDD necessary for those categories of customers that the Bank has reason to believe pose a heightened risk of suspicious activity. The EDD policies, procedures, and processes shall operate in conjunction with the Bank’s CIP and CDD policies, procedures, and processes.

(iii)Suspicious Activity Monitoring: The Bank shall, taking into account its size and risk profile, develop or revise, adopt and implement policies, procedures, processes, and systems for monitoring, detecting, and reporting suspicious activity being conducted in all areas within or through the Bank. Such policies, procedures, processes and systems shall require that all relevant areas of the Bank as described in the ROE dated August 6, 2018, are monitored for suspicious activity. Any systems the Bank plans to utilize to assist in monitoring, detecting and reporting suspicious activity shall be independently validated, and parameters shall be supported through a documented analysis of appropriate information.
(iv)Alert Clearing: The Bank shall ensure appropriate analysis is conducted and procedures are in place for determining whether an alert from the suspicious activity monitoring system is considered suspicious. The analysis shall be adequately documented and supported. Additionally, a documented secondary level of review shall be periodically performed on a sample of cleared alerts to ensure adequacy.
(b)    Provide for independent testing of compliance with the BSA. The independent testing shall be conducted at least annually and should contain sufficient documentation and descriptions of the testing procedures performed and the resulting conclusions regarding the sufficiency of the program in assuring ongoing compliance with all BSA-related regulations. Written reports shall be prepared which document the testing results and provide recommendations for improvement. Such reports shall be presented directly by the entity conducting the independent testing to the Bank’s Board.
7.    Within 90 days from the effective date of this Order, the BSA Officer shall complete a look-back and evaluate the alerts that would have been generated for the period from April 2018 to September 2018 by using the rule settings that had existed and were being utilized in the Bank’s automated monitoring system during and prior to March 2018 (“Look-Back”). Based upon the result of the Look-Back, the BSA Officer shall determine if any suspicious activity went undetected and if SARs shall be filed.
(a)    Upon completion of the Look-Back required pursuant to this Paragraph 7, the Bank shall submit the written findings of the Look-Back and copies of any additional SARs and CTRs filed to the Regional Director and the Commissioner.
(b)    Throughout the Look-Back, the Bank shall ensure that all matters or transactions required to be reported that have not previously been reported are reported in accordance with applicable rules and regulations.
(c)    Documentation supporting any determination made pursuant to this Paragraph 7 shall be retained in the Bank’s records for such period of time as may be required by any applicable rules or regulations.
8.    Within 90 days from the effective date of this Order, the Bank shall engage a qualified firm acceptable to the Regional Director and the Commissioner to perform a validation (“Validation”) of the Bank’s rules based risk rating module and suspicious activity monitoring system, which shall include testing of the data feeds, evaluating the effectiveness of established filtering criteria and thresholds, and ensuring that the system appropriately detects potentially suspicious activity.
(a)Within 30 days from the completion of the Validation, the Bank shall submit to the Regional Director and the Commissioner the written results of the Validation and a plan to implement any recommendations or address any deficiencies. If the Validation identifies material deficiencies in the Bank’s suspicious activity monitoring system, the Bank shall also submit a separate plan within 30 days from the completion of the Validation for expanding the

Look-Back review. Such plans and their implementation shall be in a manner acceptable to Regional Director and the Commissioner, as determined at subsequent visitations and/or examinations.
(b)    Thereafter, testing of the system’s effectiveness shall be performed as part of the Bank’s BSA/AML audit reviews, with results available for review by the Regional Director and the Commissioner at subsequent visitations and examinations.
9.    During the life of this Order, the Board shall provide and document training, which may include offsite programs and use of online BSA/AML training resources, by competent staff and/or independent contractors for all of the Bank’s Board members and all appropriate personnel, including, without limitation, senior management, tellers, customer service representatives, lending officers, private and personal banking officers and all other customer contact personnel, in all aspects of regulatory and internal policies and procedures related to the BSA, with a specific concentration on accurate recordkeeping, form completion and the detection and reporting of known and/or suspected criminal and/or suspicious activity. Training shall be updated on a regular basis to ensure that all personnel are provided with the most current and up to date information. Training given to new BSA Department personnel shall be delivered over a reasonable timeframe to ensure its effectiveness. New-hire BSA training shall include on-the-job work experience to promote understanding of the Bank’s policies, procedures, processes and platforms used. Management shall assess new BSA Department personnel’s in-person training sessions on a periodic basis to determine and monitor their BSA/AML comprehension and competency and provide follow-up training as needed.
10.    Within 90 days from the effective date of this Order, and periodically thereafter, no less than annually, the Board shall perform, either directly or through a third party, a review of the Bank’s BSA/AML staffing needs to ensure adequate and appropriate resources are in place at all times, including qualified personnel to ensure a sustained and compliant BSA/AML program and individuals with sufficient experience and knowledge to properly supervise the BSA/AML program. The review shall include, at a minimum, consideration of the Bank’s size and growth plans, risk profile, geographical areas served, products and services offered, and any changes in the BSA/AML practices, rules, and regulations.
11.    During the life of this Order, the Bank shall not establish any new branches or other offices, and shall not introduce any new delivery channels, products, services, or lines of business, whether directly or indirectly, without the prior written consent of the Regional Director and the Commissioner.
12.    Within 30 days of the end of the first quarter following the effective date of this Order, and within 30 days of the end of each quarter thereafter, the Bank shall furnish written progress reports to the Regional Director and the Commissioner detailing the form and manner of any actions taken to secure compliance with this Order and the results thereof. Such reports may be discontinued when the corrections required by this Order have been accomplished and the Regional Director and the Commissioner have released the Bank in writing from making further reports
13.    Following the effective date of this Order, the Bank shall send to its shareholder(s) or otherwise furnish a description of this Order in conjunction with the Bank’s next shareholder communication and also in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting. The description shall fully describe the Order in all material respects. The description and any accompanying communication, statement, or notice shall be sent to the FDIC, Accounting and Securities Section, Washington, D.C. 20429, at

least 15 days prior to dissemination to shareholders. Any changes requested to be made by the FDIC shall be made prior to dissemination of the description, communication, notice, or statement.
The provisions of this Order shall not bar, estop, or otherwise prevent the FDIC, the CDBO, or any other federal or state agency or department from taking any other action against the Bank or any of the Bank’s current or former institution-affiliated parties, as that term is defined in Section 3(u) of the FDI Act, 12 U.S.C. § 1813(u).
This Order will become effective upon its issuance by the FDIC and the CDBO.
The provisions of this Order shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.
The provisions of this Order shall remain effective and enforceable except to the extent that and until such time as any provision has been modified, terminated, suspended, or set aside by the FDIC and the CDBO.

Issued pursuant to delegated authority
Dated this 30th day of April, 2019.

/s/ Paul P. Worthing	/s/ Jan Lynn Owen
Paul P. Worthing	Jan Lynn Owen
Deputy Regional Director	Commissioner
Division of Risk Management Supervision	California Department of Business Oversight
San Francisco Region
Federal Deposit Insurance Corporation

FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

CALIFORNIA DEPARTMENT OF BUSINESS OVERSIGHT
SACRAMENTO, CALIFORNIA

)
)
In the Matter of:	)
	)	STIPULATION TO THE ISSUANCE
PACIFIC CITY BANK	)	OF A CONSENT ORDER
LOS ANGELES, CALIFORNIA	)
	)	FDIC-19-0025b
(INSURED STATE NONMEMBER BANK))
)
)

Subject to the acceptance of this Stipulation to the Issuance of a Consent Order (“Stipulation”) by the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Business Oversight (“CDBO”), it is hereby stipulated and agreed by and between a representative of the Legal Division of FDIC, a representative of the CDBO, and Pacific City Bank, Los Angeles, California (“Bank”), as follows:
1.The Bank has been advised of its right to receive a Notice of Charges and of Hearing (“Notice”) detailing the unsafe or unsound banking practices and violations of law and/or regulations alleged to have been committed by the Bank and of its right to a public hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b)(l), and Section 580 of the California Financial Code (“CFC”), and has waived those rights.
2.The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices and any violations of law and/or regulations, hereby consents and agrees to the issuance of a Consent Order (“Order”) by the FDIC and the CDBO. The Bank further stipulates and agrees that such Order will be deemed to be an order which has become final under the Act and the CFC, and that said Order shall become effective upon its issuance by the FDIC and the CDBO, and fully enforceable by the FDIC and the CDBO pursuant to the provisions of the Act and the CFC.
3.In the event the FDIC and the CDBO accept the Stipulation and issue the Order, it is agreed that no action to enforce said Order in the United States District Court will be taken by the FDIC, and no action to enforce said Order in State Superior Court will be taken by the CDBO, unless the Bank or any institution-affiliated party, as such term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), has violated or is about to violate any provision of the Order.
4.    The Bank hereby waives:
(a)    The receipt of Notice;
(b)    All defenses in this proceeding;

(c)	A public hearing for the purpose of taking evidence on such alleged charges;
(d)    The filing of Proposed Findings of Fact and Conclusions of Law;
(e)    A recommended decision of an Administrative Law Judge;
(f)    Exceptions and briefs with respect to such recommended decision; and
(g)    The right to appeal.

Dated: April 25, 2019

FEDERAL DEPOSIT INSURANCE	CALIFORNIA DEPARTMENT OF
CORPORATION, LEGAL DIVISION	BUISNESS OVERSIGHT
BY:	BY:

/s/ Lori M. Honjiyo	/s/ David Bae
Lori M. Honjiyo	David Bae
Counsel	Senior Counsel

PACIFIC CITY BANK
LOS ANGELES, CALIFORNIA
BY:

/s/ Kijun Ahn	/s/ Daniel Cho
Kijun Ahn	Daniel Cho

/s/ Haeyoung Cho	/s/ Hong Kyun “Daniel” Park
Haeyoung Cho	Hong Kyun “Daniel” Park

/s/ Sarah Jun	/s/ Henry Kim
Sarah Jun	Henry Kim

/s/ Sang Young Lee
Sang Young Lee

Comprising the Board of Directors of
Pacific City Bank
Los Angeles, California